Beckstead and Watts, LLP

Certified Public Accountants

2425 W. Horizon Ridge Parkway
Henderson, NV 89052
702.257.1984
702.362.0540 fax

March 17, 2005

Securities and Exchange Commission

Washington, D.C. 20549

Ladies and Gentlemen:

The firm of Beckstead and Watts, LLP was previously principal accountant for US Biodefense, Inc. (the "Company") and reported on the financial statements of the Company for the years ended November 30, 2003 and 2002. Effective March 14, 2004, we were terminated by the Company as principal accountants.

We have read the Company's statements included under Item 4 of its Form 8-K dated March 14, 2004, and we agree with such statements except for the following:

o

During the course of our audit of the financial statements for the year ended November 30, 2004, we became aware of certain transactions which we were concerned may have been made in violation of Section 402 (a) of the Sarbanes-Oxley Act of 2002. We raised our concern with management and discussed with them a possible expansion of our audit procedures to address this issue as well as to ensure that no other potentially material audit issues existed at the Company. Prior to the resolution of our discussions, we were terminated by the Company.

o

We cannot confirm or deny that the appointment of E. Randall Gruber, CPA was approved by the Board of Directors

o

We cannot confirm or deny that Mr. Gruber, CPA was not consulted prior to his appointment as auditor.

Very truly yours,

/s/ Beckstead and Watts, LLP